UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2014

CNL HEALTHCARE PROPERTIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	000-54685	27-2876363
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

450 South Orange Ave.

Orlando, Florida 32801

(Address of Principal Executive Offices; Zip Code)

Registrant’s telephone number, including area code: (407) 650-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 26, 2014, CNL Healthcare Properties, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”) at its principal offices in Orlando, Florida. Of the 67,613,666 shares of the Company’s common stock that were issued and outstanding as of the record date and entitled to vote at the Annual Meeting, a total of 48,385,001 shares (approximately 71.56%) were present in person or represented by proxy at the Annual Meeting constituting a quorum for the transaction of business.

At the Annual Meeting, the stockholders (i) elected all five of the nominees, as listed below, to serve on the board of directors of the Company until the 2015 Annual Meeting of Stockholders and until their successors shall have been duly elected and qualified, and (ii) ratified the selection of PricewaterhouseCoopers LLP as the Company’s independent registered certified public accounting firm for the fiscal year ending December 31, 2014. The vote necessary for the election of directors under the Company’s charter is a majority of the votes actually cast, and accordingly, broker non-votes have no effect on the election of directors.

The voting results, in detail, are as follows:

I:	The election of all five nominees for director, each to serve for a term expiring at the 2015 Annual Meeting of Stockholders and until his successor is duly elected and qualified:

Director Nominees:	For	Withheld	Broker Non-Votes
James M. Seneff, Jr.	10,074,276	273,271	38,037,454
Thomas K. Sittema	10,048,850	298,697	38,037,454
J. Chandler Martin	10,038,671	308,876	38,037,454
Michael P. Haggerty	10,069,320	278,218	38,037,454
J. Douglas Holladay	10,044,025	303,522	38,037,454

II:	The ratification of PricewaterhouseCoopers LLP as the Company’s independent registered certified public accounting firm for the fiscal year ending December 31, 2014:

For	Against	Abstained
48,003,693	117,927	263,281

No other business was transacted at the Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be executed on its behalf by the undersigned hereunto duly authorized.

Date: June 26, 2014		CNL HEALTHCARE PROPERTIES, INC.
a Maryland Corporation

	By:	/s/ Joseph T. Johnson
Joseph T. Johnson Chief Financial Officer, Senior Vice President and Treasurer